Exhibit 10.1

URANIUM RESOURCES, INC.

and

JEFFREY L. VIGIL

FIRST AMENDMENT to the EMPLOYMENT AGREEMENT

Uranium Resources, Inc., a Delaware corporation (the “Company” or “URI”), and Jeffrey L. Vigil (“Executive”) signed an Employment Agreement (“Employment Agreement”) on the 11th day of June 2013 with an effective as of the 14th day of June 2013.  The Compensation Committee of the Company’s Board of Directors has considered and approved a recommendation from the URI President & Chief Executive Officer to the amend the Executive’s Employment Agreement as reflected herein in this First Amendment to the Employment Agreement.  All terms not defined herein are defined in the Employment Agreement.

Section 7(c) of the Employment Agreement obligates the Company to pay the Executive a specified severance payment in the event there is a Change of Control and either (a) the Executive is terminated pursuant to Section 6(b)(3) or (b) the Executive terminates the Employment Agreement pursuant to Section 6(c)(1).  The severance payment specified in Section 7(c) of the Employment Agreement is one (1) year of Base Salary.  For good and valuable consideration the sufficiency of which is hereby acknowledged and agreed to by URI and Executive, with this First Amendment to the Employment Agreement the specified severance payment for the Executive identified in Section 7(c) of the Employment Agreement is increased from one (1) year of Base Salary to one-and-one-half (1-½) years of Base Salary.  For sake of clarity and consistent with the foregoing, the entirety of Section 7(c) of the Employment Agreement is hereby revised and replaced with the following amended Section 7(c) set forth immediately below.

“7(c)

Termination by Executive for Good Reason after a Change in Control.  If a Change of Control (as defined below) occurs and Executive is terminated pursuant to Section 6(b)(3) or terminates this Agreement during the Employment Period pursuant to Section 6(c)(1) within 90 days after such occurrence, then the Company will pay Executive severance in the amount of one-and-one-half (1-½) years of Base Salary, in a lump sum within 30 days after the Termination Date subject to all applicable withholding.”

This First Amendment to the Employment Agreement does not change any other provision in the Employment Agreement and the remainder of the Employment Agreement remains in effective.  The Executive and the Company have executed this First Amendment to the Employment Agreement on this 22nd day of May 2017.

EXECUTIVE:

URANIUM RESOURCES, INC.:

/s/ Jeffrey L. Vigil

/s/ Christopher M. Jones

_______________________________

_______________________________

Jeffrey L. Vigil

Christopher M. Jones

President & Chief Executive Officer